Exhibit 4.3

SECOND AMENDING AGREEMENT to the Amended and Restated Credit Agreement dated as of July 20, 2011, as amended by the First Amending Agreement dated as of June 14, 2013, entered into in the City of Montreal, Province of Quebec, as of January 28, 2015.

AMONG:	VIDÉOTRON LTÉE, a company constituted in accordance with the laws of Quebec, having its registered office at 612 St. Jacques Street, 18th floor, in the City of Montreal, Province of Quebec (hereinafter called the “Borrower”)

AND:	THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT (the “Lenders”)

AND:	ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE LENDERS, a Canadian bank, having a place of business at 200 Bay Street, 12th floor, South Tower, Royal Bank Plaza, in the City of Toronto, Province of Ontario (hereinafter called the “Agent”)

AND:	HSBC BANK PLC, AS FINNVERA FACILITY AGENT, a bank governed by the laws of England and Wales, having a place of business at 8 Canada Square, Canary Wharf, London, UK, E14 5HQ (hereinafter called the “Finnvera Facility Agent”)

WHEREAS the parties hereto are parties to an Amended and Restated Credit Agreement dated as of July 20, 2011, as amended by the First Amending Agreement dated as of June 14, 2013 (the “Credit Agreement”);

WHEREAS the Borrower has requested an amendment to the Credit Agreement to increase the permitted unsecured Debt basket of Section 13.7(i) from $100,000,000 to $250,000,000;

WHEREAS the requisite majority of Lenders has agreed with the Borrower to the amendments contemplated hereby, and as such, the Lenders have complied with the provisions of Section 18.14 and 18.15 of the Credit Agreement, as evidenced by the signature of the Agent on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.	INTERPRETATION

All of the words and expressions which are capitalized herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise indicated herein.

II.	AMENDMENTS

1. Section 13.7 of the Credit Agreement is amended by replacing the number “$100,000,000” in clause (i) with the number “$250,000,000”. Consequently, Section 13.7 now provides as follows:

“13.7 Debt and Guarantees

Incur or assume Debt, provide Guarantees or render itself liable in any manner whatsoever, directly or indirectly, for any Indebtedness or obligation whatsoever of another Person, except (a) hereunder for the purposes set forth in Section 3.1; (b) that a member of the VL Group may provide financial assistance to another member of the VL Group to the extent that the Borrower complies with the provisions of Section 12.12; (c) unsecured Debt not exceeding $75,000,000 under the Tranche B Finnvera credit agreement entered into among the Borrower, HSBC Bank plc, The Toronto-Dominion Bank, Credit Suisse and Sumitomo Banking Corporation of Canada dated as of November 13, 2009; (d) in connection with Debt incurred or assumed that is secured by Permitted Charges, and within the limits applicable thereto; (e) in connection with Back-to-Back Transactions and Tax Benefit Transactions including by way of unsecured daylight loans; (f) that the Borrower may incur or assume unsecured Debt by way of Additional Offerings, and that a member of the VL Group may provide unsecured Guarantees in respect of obligations of the Borrower under any such Debt outstanding at any time, to the extent that the Borrower complies with the applicable Leverage Ratio calculated on a pro forma basis and, subject to the provisions of Section 9.3, such member has provided a Guarantee under subsection 9.1.1 or provides such a Guarantee contemporaneously with its Guarantee in relation to the Additional Offering; (g) unsecured Debt by way of Additional Offerings incurred by the Borrower before the Closing Date and listed in Schedule “H” and including, subject to Section 9.3, unsecured Guarantees by members of the VL Group in respect of obligations of the Borrower under such Debt outstanding at any time; (h) the Borrower may borrow Subordinated Debt from Quebecor Media Inc. in a principal amount outstanding from time to time of up to $500,000,000, with interest at a rate not exceeding the greater of (y) the three month bankers’ acceptance rate quoted on Reuter’s Services, page CDOR, as at approximately 10:00 a.m. on such day plus 3.0% per annum, or (z) 7% per annum (together with interest accrued thereon or paid in kind, the “QMI Subordinated Debt”); (i) additional unsecured Debt of up to $250,000,000; (j) in connection with other Subordinated Debt; (k) unsecured daylight loans incurred in connection with Tax Consolidation Transactions, provided that prior to incurring the daylight loan made at the initiation of any Tax Consolidation Transaction in a minimum amount of $75,000,000, the Agent shall have been informed by the Borrower of the incurrence of such daylight loan; and (l) unsecured Debt in respect of daylight loans in the ordinary course of business for cash management purposes; provided that, with respect to any of the matters described in paragraphs (c) to (i)

2.

above inclusive, (A) no Default or Event of Default exists at the time, (B) incurring or assuming such Debt (including by way of providing such Guarantee) will not cause a Default or Event of Default, and (C) on a pro forma basis, the incurrence or assumption of such Debt would not reasonably be expected to cause the Borrower to breach any of its covenants under Section 12.11 hereof.”.

III.	EFFECTIVE DATE AND CONDITIONS

1. This Second Amending Agreement shall become effective as of January 28, 2015 (the “Effective Date”), subject to the fulfilment of all conditions precedent set out herein.

2. On the Effective Date, the Credit Agreement shall be modified by the foregoing amendment. The parties hereto agree that the changes to the Credit Agreement set out herein and the execution hereof shall not constitute novation and all the Security shall continue to apply to the Credit Agreement, as amended hereby, and all other obligations secured thereby. Without limiting the generality of the foregoing and to the extent necessary, (i) the Lenders and the Agent reserve all of their rights under each of the Security Documents, and (ii) each of the Borrower and the Guarantors obligates itself again in respect of all present and future obligations under, inter alia, the Credit Agreement, as amended hereby.

3. The Borrower shall pay all fees and costs, including all legal fees associated with this Agreement incurred by the Agent as contemplated and restricted by the provisions of Section 12.14 of the Credit Agreement.

4. All of the representations and warranties of the Borrower contained in Article 11 of the Credit Agreement (except where qualified in Article 11 as being made as at a particular date) are true and correct on and as of the Effective Date as though made on and as of the Effective Date.

IV.	MISCELLANEOUS

1. All of the provisions of the Credit Agreement that are not amended hereby shall remain in full force and effect.

2. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec.

3. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

3.

VIDÉOTRON LTÉE

Per:	/s/ Hugues Simard

Per:	/s/ Chloé Poirier

ROYAL BANK OF CANADA, as Agent

Per:	/s/ Rodica Dutka
Rodica Dutka
Manager, Agency

Per:

THE REVOLVING FACILITY LENDERS:

ROYAL BANK OF CANADA, as Lender		NATIONAL BANK OF CANADA

Per:	/s/ Pierre Bouffard	Per:	/s/ Luc Bernier
	Pierre Bouffard		Luc Bernier
	Authorized Signatory		Directeur – Director

Per:		Per:	/s/ François Montigny
François Montigny
Managing Director

THE TORONTO-DOMINION BANK		BANK OF MONTREAL

Per:	/s/ (signature)	Per:	/s/ Sean P. Gallaway
Sean P. Gallaway
Vice President

Per:	/s/ (signature)	Per:

BANK OF AMERICA, N.A., Canada Branch		CANADIAN IMPERIAL BANK OF COMMERCE

Per:	/s/ Medina Sales de Andrade	Per:	/s/ Philippe Boivin
	Medina Sales de Andrade		Philippe Boivin
	Vice President		Director

Per:		Per:	/s/ Anissa Rabia-Zeribi
Anissa Rabia-Zeribi
Executive Director

THE BANK OF NOVA SCOTIA		CITIBANK, N.A., Canadian Branch

Per:	/s/ Rob King	Per:	/s/ Isabelle Côté
	Rob King	Name:	Isabelle Côté
	Managing Director	Title:	Authorized Signatory

Per:	/s/ Sean Flinn	Per:
Sean Flinn
Associate

CAISSE CENTRALE DESJARDINS		LAURENTIAN BANK OF CANADA

Per:	/s/ (signature)	Per:	/s/ Guylaine Couture
Guylaine Couture
Vice-présidente adjointe
Assistant Vice President

Per:	/s/ (signature)	Per:	/s/ Sophie Boucher
Sophie Boucher
Vice President

HSBC BANK CANADA		GOLDMAN SACHS LENDING PARTNERS LLC

Per:	/s/ (signature)	Per:	/s/ Michelle Latzoni
Michelle Latzoni
Authorized Signatory

Per:	/s/ Giancarlo Zito	Per:
Giancarlo Zito #58245
Associate, Global Banking
HSBC Bank Canada

MIZUHO BANK, LTD.		BANK OF TOKYO – MITSUBISHI UFJ (CANADA)

Per:	/s/ W.M. McFarland	Per:	/s/ (signature)
W.M. McFarland
Senior Vice President Canada Branch

Per:		Per:

ICICI BANK CANADA		SUMITOMO MITSUI BANKING CORPORATION OF CANADA

Per:	/s/ Sandeep Goel	Per:	/s/ E.R. Langley
	Sandeep Goel		E.R. Langley
	Senior Vice President &		Senior Vice President
Chief Risk Officer
ICICI Bank Canada

Per:	/s/ Lester Fernandes	Per:
Lester Fernandes
Assistant Vice President
Corporate Banking
ICICI Bank Canada

HSBC BANK PLC, as Finnvera Facility Agent

Per:	/s/ Jeremy Causton
Jeremy Causton
Authorised Signatory

Per:

THE FINNVERA TERM FACILITY LENDERS:

HSBC BANK PLC		THE TORONTO-DOMINION BANK

Per:	/s/ Mark Looi	Per:	/s/ (signature)
Mark Looi
Director
38368A

Per:		Per:	/s/ (signature)

SUMITOMO MITSUI BANKING
CORPORATION OF CANADA

Per:	/s/ E.R. Langley
E.R. Langley
Senior Vice President

Per:

The undersigned acknowledge having taken cognizance of the provisions of the foregoing Second Amending Agreement and agree that the Guarantees and Security executed by them (A) remain enforceable against them in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Credit Agreement as defined above, and as amended hereby:

9293-6707 QUÉBEC INC.		9227-2590 QUÉBEC INC.

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard

Per:	/s/ Chloé Poirier	Per:	/s/ Chloé Poirier

9230-7677 QUÉBEC INC.		8487782 CANADA INC.

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard

Per:	/s/ Chloé Poirier	Per:	/s/ Chloé Poirier

VIDEOTRON L.P., represented by		VIDEOTRON G.P.
its general partner 9230-7677 QUÉBEC INC.

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard

Per:	/s/ Chloé Poirier	Per:	/s/ Chloé Poirier

VIDÉOTRON INFRASTRUCTURES INC.

Per:	/s/ Hugues Simard

Per:	/s/ Chloé Poirier